                                                                     Exhibit 4.3


                             BIZNESSONLINE.COM, INC.

                 PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

                                DECEMBER 31, 2001


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                                TABLE OF CONTENTS


                                                                                                       PAGE

1.       Purchase and Sale of Preferred Stock and Warrant...............................................1

         1.1      Sale and Issuance of Senior Preferred Stock...........................................1

         1.2      Sale and Issuance of Warrants.........................................................2

         1.3      Closing; Delivery.....................................................................2

2.       Representations, Warranties and Covenants of the Company.......................................3

         2.1      Organization, Good Standing and Qualification.........................................3

         2.2      Capitalization........................................................................3

         2.3      Subsidiaries..........................................................................4

         2.4      Authorization.........................................................................4

         2.5      Governmental Authorization............................................................5

         2.6      Valid Issuance of Securities..........................................................5

         2.7      Consents..............................................................................5

         2.8      Litigation............................................................................6

         2.9      Intellectual Property Rights..........................................................6

         2.10     Compliance with Other Instruments.....................................................6

         2.11     FCC Compliance........................................................................6

         2.12     State Commission Compliance...........................................................7

         2.13     Absence of Liabilities................................................................7

         2.14     No Conflict of Interest...............................................................7

         2.15     Rights of Registration and Voting Rights..............................................7

         2.16     Private Placement.....................................................................8

         2.17     Title to Property and Assets..........................................................8

         2.18     Tax Returns and Audits................................................................8

         2.19     Labor Agreements and Actions..........................................................8

         2.20     Permits...............................................................................8

         2.21     Real Property Holding Corporation.....................................................9

         2.22     Financial Statements..................................................................9

         2.23     Changes...............................................................................9

         2.24     Environmental and Safety Laws........................................................10



                                                          -i-


         2.25     FCPA.................................................................................10

         2.26     Reports..............................................................................11

         2.27     Accuracy of Other Information........................................................11

         2.28     Compliance with Laws Generally.......................................................11

         2.29     ERISA Compliance.....................................................................11

         2.30     Employee Matters.....................................................................11

         2.31     Disclosure...........................................................................12

3.       Representations and Warranties of the Purchaser...............................................12

         3.1      Accredited Investor; Authorization...................................................12

         3.2      No Conflict With Other Agreements....................................................12

         3.3      Investment Knowledge.................................................................12

         3.4      Distribution.........................................................................12

4.       Conditions of Purchaser's Obligations at Closing..............................................13

         4.1      Representations and Warranties.......................................................13

         4.2      Performance..........................................................................13

         4.3      Compliance Certificate...............................................................13

         4.4      Qualifications.......................................................................13

         4.5      Supporting Documents.................................................................13

         4.6      Amended Credit Agreement.............................................................13

         4.7      Warrants.............................................................................13

         4.8      Board of Directors...................................................................14

         4.9      Investor Rights Agreement............................................................14

         4.10     Certificate of Designation...........................................................14

         4.11     NASD Approval........................................................................14

         4.12     No Litigation........................................................................14

5.       Conditions of the Company's Obligations at Closing............................................14

         5.1      Representations and Warranties.......................................................14

         5.2      Performance..........................................................................14

         5.3      Investor Rights Agreement............................................................14

         5.4      Amended Credit Agreement.............................................................14

         5.5      No Litigation........................................................................15

6.       Warrants and Warrant Shares...................................................................15

         6.1      Warrant Certificates.................................................................15


                                      -ii-


         6.2.     Exercise of Warrants.................................................................16

         6.3.     Transfers of Warrants and Warrant Shares.............................................17

         6.4      Rights Upon Equity Dispositions, Equity Redemptions and Non-Surviving Transactions...17

         6.5.     Repurchase Offers....................................................................18

         6.6.     Cumulative Rights....................................................................19

         6.7.     Exercise of Rights Conditioned Upon Closing of Transaction Involved..................20

         6.8.     Payment of Taxes and Expenses........................................................20

         6.9.     Reservation and Issuance of Warrant Shares...........................................20

         6.10.    Corrective Adjustments...............................................................20

         6.11.    Listing of Shares....................................................................20

         6.12.    Lists of Holders.....................................................................21

         6.13.    Statement of Warrant Interest........................................................21

         6.14.    Right of Inspection..................................................................21

         6.15.    Attendance and Participation Rights..................................................21

         6.16.    Anti-Dilution Provisions.............................................................21

7.       Affirmative Covenants of the Company..........................................................24

         7.1      Corporate Existence..................................................................24

         7.2      Books of Account and Reserves........................................................24

         7.3      Furnishing of Financial Statements and Information...................................24

         7.4      Reserve for Warrant Shares...........................................................25

         7.5      SEC Reporting........................................................................26

         7.6      Authorizations.......................................................................26

         7.7      Use of Proceeds......................................................................26

         7.8      Notice of Transactions or Liquidation................................................26

         7.9      Representation on Board of Directors.................................................26

         7.10     Voting Rights........................................................................26

         7.11     Warrant Exercise.....................................................................28

         7.12     Fairness Opinion.....................................................................28

         7.13     Legal Opinion........................................................................28

         7.14     Disclosure Schedule..................................................................28

8.       Definitions...................................................................................28


                                      -iii-


9.       Miscellaneous.................................................................................32

         9.1      Survival of Representations and Warranties...........................................32

         9.2      Warrant Exchange.....................................................................32

         9.3      Compliance with FCC and State Commission Requirements................................32

         9.4      Compliance with Purchaser's Regulatory Requirements..................................32

         9.5      Transfer; Successors and Assigns.....................................................33

         9.6      Titles and Subtitles.................................................................33

         9.7      Notices..............................................................................33

         9.8      Finder's Fee.........................................................................34

         9.9      Expenses.............................................................................34

         9.10     Amendments and Waivers...............................................................34

         9.11     Severability.........................................................................34

         9.12     Delays or Omissions..................................................................34

         9.13     Entire Agreement.....................................................................35

         9.14     GOVERNING LAW........................................................................35

         9.15     Forum Selection; Consent to Jurisdiction.............................................35

         9.16     Waiver of Jury Trial.................................................................35

         9.17     Counterparts.........................................................................36

                             EXHIBITS AND SCHEDULES


Exhibit A -   Form of Certificate of Designation of Rights and Preferences of
              Senior Preferred Stock
Exhibit B -   Form of Investor Rights Agreement
Exhibit C -   Form of Legal Opinions
Exhibit D -   Form of Warrant Certificate

                             BIZNESSONLINE.COM, INC.
                               PREFERRED STOCK AND
                           WARRANT PURCHASE AGREEMENT

         THIS PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT (this "Agreement"), dated as of December 31, 2001, by and among BIZNESSONLINE.COM, INC., a Delaware corporation (the "Company"), and MCG CAPITAL CORPORATION, a Delaware corporation, as assignee of MCG FINANCE CORPORATION (including any successor, assignee, transferee, pledgee or participant thereof, the "Purchaser").

                                   WITNESSETH:

         WHEREAS, the Company and the Purchaser entered into a Credit Facility Agreement dated as of March 16, 2000, as amended prior to the date hereof (the "Credit Agreement"), pursuant to which the Purchaser agreed to provide the Borrowers (as defined therein) with credit facilities aggregating up to $17.0 million; and

         WHEREAS, concurrently herewith, and subject to the terms and conditions therein, the Company and the Purchaser are amending the Credit Agreement pursuant to that certain Amendment Number Two to Credit Facility Agreement dated as of the date hereof (and as amended from time to time hereafter, the "Amended Credit Agreement"); and

         WHEREAS, in order to induce Purchaser to enter into the Amended Credit Agreement, in consideration of the entry into the Amended Credit Agreement by the Purchaser and the other transactions contemplated hereby and thereby, and subject to the terms and conditions set forth herein, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, (i) 50,000 shares of the Company's Senior Preferred Stock, par value $0.01 per share (the "Preferred Stock"), for an aggregate purchase price of $5,000,000 (the "Purchase Price"), (ii) and Warrants (as defined below) to purchase 10,124,384 shares of common stock, par value $0.01 per share, of the Company (the "Common Stock");

         WHEREAS, the Senior Preferred Stock and the Warrants are subject to redemption, exchange or cancellation, as applicable, on the terms set forth herein and in the Certificate of Designation.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. PURCHASE AND SALE OF PREFERRED STOCK AND WARRANT.

            1.1 SALE AND ISSUANCE OF SENIOR PREFERRED STOCK.

                (a) The Company has, or before the Closing (as defined below) will have, authorized the issuance and sale to the Purchaser of up to 50,000 shares of Preferred Stock. The Company shall adopt and file with the Secretary of State of the State of Delaware on or before the Closing the Certificate of Designation of Rights and Preferences of Senior Preferred Stock in the form attached hereto as EXHIBIT A (the "Certificate of Designation").

                 (b) Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Closing, and the Company agrees to sell and issue to the Purchaser at the Closing, (i) 50,000 shares of Preferred Stock.

            1.2 SALE AND ISSUANCE OF WARRANTS.

                (a) The Company has, or before the Closing (as defined below) will have, authorized the grant to the Purchaser of warrants (each a "Warrant" and, collectively, the "Warrants") to purchase up to an aggregate 10,124,384 shares of Common Stock (as such number may be adjusted from time to time as provided herein) in consideration of the entry into the Amended Credit Agreement by the Purchaser and the other transactions contemplated hereby and thereby. Upon issuance of the Warrants to the Purchaser, all other warrants held by the Purchaser, as listed on SECTION 1.2 of the Disclosure Schedule (the "Old Warrants"), shall be cancelled and exchanged for the Warrants. Each Warrant is exercisable immediately.

                (b) Each Warrant entitles the registered holder of such Warrant to purchase (during the Exercise Period) one fully paid, nonassessable Warrant Share at a price of $0.01 per share (as such amount may be adjusted from time to time as provided herein, the "Exercise Price").

                (c) Without limiting the foregoing, the Preferred Stock and the Warrants (and the grant thereof hereunder) are additional compensation for the cost, expense and risk incurred by the Purchaser associated with the Amended Credit Agreement, but neither the grant nor the exercise of any Warrants or the issuance of the Preferred Stock in any way affects or relieves the Company or Borrowers (or any affiliate thereof) of any of its or their obligations to fully and timely perform and to fully and timely repay the entire indebtedness due under the Amended Credit Agreement and related Loan Documents (as defined in the Amended Credit Agreement).

            1.3 CLOSING; DELIVERY. Subject to the terms and conditions of this Agreement, the purchase and sale of the Preferred Stock and Warrants shall take place at the offices of Dow, Lohnes & Albertson, PLLC, 1200 New Hampshire Ave., NW, Suite 800, Washington, D.C., at 10 a.m., on December 31, 2001, or at such other time and place as the Company and the Purchaser mutually agree upon, orally or in writing (which time and place are designated as the "Closing"). At the Closing, the Company shall deliver to the Purchaser (i) a certificate registered in the name of the Purchaser representing the number of shares of Preferred Stock being purchased thereby, and (ii) a Warrant Certificate registered in the name of the Purchaser representing the Warrants. The Purchaser shall deliver payment of the Purchase Price through the partial cancellation of outstanding debt, including accrued and unpaid interest thereon, with an aggregate value of $5,000,000. The Company and the Purchaser shall take such additional actions and execute and deliver such additional agreements and other instruments and documents as reasonably necessary or appropriate to effect the transactions contemplated by this Agreement in accordance with its terms.

         2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company hereby represents, warrants and covenants to the Purchaser that the statements contained in this Section 2 are true, correct and complete. As used herein, the "Disclosure Schedule" refers to that certain disclosure schedule delivered by the Company to the Purchaser prior to the execution of this Agreement. When used in connection with the Company or any of its subsidiaries, the term "Material Adverse Effect" means any change, event or effect that is materially adverse to the business, assets, liabilities, financial condition, operations or results of operations of the Company and its subsidiaries, taken as a whole.

            2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a Material Adverse Effect.

            2.2 CAPITALIZATION. The authorized capital stock of the Company immediately prior to the Closing will consist of:

                (a) 1,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"), of which 200,000 shares have been designated as Class A Preferred Stock, First Series, none of which are issued or outstanding, and 50,000 of which have been designated as Senior Preferred Stock, none of which are issued or outstanding. The rights, privileges and preferences of the Senior Preferred Stock are set forth on EXHIBIT A hereto.

                (b) 39,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"), of which 10,826,538 shares were issued and outstanding on December 31, 2001. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and have been issued in compliance with all applicable federal and state securities laws. The Company has reserved 10,124,384 shares of Common Stock for issuance upon exercise of the Warrants.

                (c) The Company has reserved 1,750,000 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to the stock option plans set forth in SECTION 2.2(c) of the Disclosure Schedule, which have been duly adopted by the Company's Board of Directors and approved by the Company's stockholders (except that stockholder approval of the Company's 2002 Plan is pending) (collectively, the "Stock Plans"). Of such reserved shares of Common Stock, as of December 31, 2001, options to purchase 0 shares had been exercised, options to purchase 1,012,709 were outstanding and 737,291 shares of Common Stock were available for issuance to officers, directors, employees and consultants pursuant to the Stock Plans, as set forth in SECTION 2.2(c) of the Disclosure Schedule.

                (d) The Warrant Shares (if issued upon exercise of the Warrants as of the date hereof) would constitute 45% of the shares of Capital Stock of the Company on a Fully-Diluted Basis.

                (e) Except as set forth in SECTION 2.2(e) of the Disclosure Schedule or as provided in this Agreement with respect to the Preferred Stock,
(i) no subscription, warrant, option, convertible or exchangeable security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company or any of its subsidiaries is authorized or outstanding, (ii) neither the Company nor any of its subsidiaries has any obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible or exchangeable security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company or any of its subsidiaries, and (iii) neither the Company nor any of its subsidiaries has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.

                (f) The Company has previously delivered to the Purchaser a true and correct copy of the Company's Certificate of Incorporation and Bylaws, each as amended and restated to date (including a true and correct copy of each certificate of designation filed with respect to Preferred Stock and any other class of capital stock).

                (g) Except as provided in this Agreement or as set forth in
SECTION 2.2(g) of the Disclosure Schedule, there are no agreements, written or oral, between the Company and any holder of its capital stock, or, to the Company's knowledge, among any holders of its capital stock, relating to the acquisition (including, without limitation, rights of first refusal or preemptive rights), disposition, registration under the Securities Act of 1933, as amended (the "Securities Act"), or voting of the capital stock of the Company.

            2.3 SUBSIDIARIES. Except as set forth in the Company SEC Reports (as defined in Section 2.25), the Company does not currently have any subsidiaries, as defined in Item 601(21) of Regulation S-K, promulgated by the Securities and Exchange Commission ("Subsidiaries"), or own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, trust, association, or other business entity. Each of the Company's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to carry on its business as now conducted. Each of the Company's Subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a Material Adverse Effect.

            2.4 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Preferred Stock Certificates, the Warrants, the Warrant Shares, the Warrant Certificates, the Certificate of Designation, and the Investor Rights Agreement in the form attached hereto as EXHIBIT B (the "Investor Rights Agreement" and with this Agreement, the Preferred Stock Certificates, the Warrant, the Warrant Certificates and the Certificate of Designation, collectively, the "Investment Instruments"), the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance and delivery of the Preferred Stock, the Warrants, and the Warrant Certificates and the Warrant Shares issuable upon exercise of the Warrants has been taken or will be taken prior to the Closing, and the Investment Instruments, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (ii) to the extent the indemnification provisions contained in the Investor Rights Agreement may be limited by applicable federal or state securities laws.

            2.5 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby require no action by or in respect of, or filing with, the Federal Communications Commission (the "FCC") or with the New Jersey Board of Public Utilities (the "NJBPU"), the Connecticut Department of Public Utility Control (the "CDPUC"), or the New York State Public Service Commission (the "NYPSC", and collectively with the NJBPU, the CDPUC and any other state public utility commission, public service commission or other similar governmental agency, authority, commission or body having jurisdiction over the Company's business, the "State Commissions") or other State Commission, other than notices to, or consents or waivers from, the State Commissions solely in connection with the issuance of the Preferred Stock and the Warrants and the issuance of the Warrant Shares upon exercise of the Warrant by the Company (the "State Consents").

            2.6 VALID ISSUANCE OF SECURITIES. The Preferred Stock, the Warrants and the Warrant Certificates that are being issued to the Purchasers hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, free from all transfer or similar taxes, liens and charges and free of restrictions on transfer other than restrictions on transfer under this Agreement and applicable federal and state securities laws, and, subject to the truth and accuracy of the Purchasers' representations set forth in Section 3, will be issued in compliance with all applicable federal and state securities laws and, except as may be set forth in this Agreement or in the Investor Rights Agreement, will be free from all preemptive rights, rights of first refusal or similar rights of other equity holders of the Company. The Preferred Stock, when issued, sold and delivered in accordance with the terms hereof and for the consideration expressed herein, will be entitled to all the rights and benefits set forth in the Certificate of Designation. The Warrant Shares (when and if issued upon exercise of the Warrants in accordance with the terms hereof) will be duly and validly issued, fully paid and nonassessable, and will be free from all transfer or similar taxes (other than income taxes that may be imposed upon the holder thereof), liens, and charges and free of restrictions on transfer other than restrictions on transfer under this Agreement and applicable federal and state securities laws, and, subject to the truth and accuracy of the Purchasers' representations set forth in Section 3, will be issued in compliance with all applicable federal and state securities laws, and, except as may be set forth in this Agreement or in the Investor Rights Agreement, will be free from all preemptive rights, rights of first refusal or similar rights of other equity-holders of the Company.

            2.7 CONSENTS. Except as set forth in SECTION 2.7 of the Disclosure Schedule, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, foreign, state or local governmental authority, stock exchange, or securities market or any other person or entity on the part of the Company or any of its subsidiaries is required in connection with the consummation of the transactions contemplated by the Investment Instruments, except for filings pursuant to applicable state securities laws and Regulation D of the Securities Act.

            2.8 LITIGATION. There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries which is material or which would reasonably be expected to prevent or materially delay the transactions contemplated hereby, nor, to the Company's knowledge, is there any reasonable basis for the foregoing. Neither the Company nor any of its subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which has had, or would reasonably be expected to result in, a Material Adverse Effect, or prevent or materially delay the transactions contemplated hereby.

            2.9 INTELLECTUAL PROPERTY RIGHTS. The Company and its subsidiaries own, license or otherwise possess legally enforceable rights to use all patents, pending patent applications, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, software source code and object code and proprietary rights and processes (collectively, the "Intellectual Property Rights") necessary for the Company's and its subsidiaries' business as now conducted. Neither the Company nor any of its subsidiaries has received any communications alleging that the Company or any of its subsidiaries has violated any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights or processes of any other person or entity which would reasonably be expected to result in a Material Adverse Effect. To the Company's knowledge, neither the Company nor any of its subsidiaries is infringing upon, or in conflict with, the right or claimed right of any third party with respect to any of the Intellectual Property Rights. Neither the Company nor any of its subsidiaries has licensed any of the Intellectual Property Rights to any other person or entity, nor does any other person or entity have an option or any other right to acquire any of the Intellectual Property Rights. To its knowledge, both the Company and its subsidiaries have avoided every condition, and have not performed any act, the occurrence of which would result in the Company's or any subsidiary's loss of any Intellectual Property Right, the loss of which would reasonably be expected to have a Material Adverse Effect.

            2.10 COMPLIANCE WITH OTHER INSTRUMENTS. Neither the Company nor any of its subsidiaries is in violation or default of any provisions of their respective charters, bylaws or other organizational documents or in material violation or default of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or in violation or default of any provision of any federal or state statute, rule or regulation applicable to the Company or any of its subsidiaries. The execution, delivery and performance of the Investment Instruments and the consummation of the transactions contemplated hereby or thereby will not, with or without the passage of time and/or the giving of notice, result in any such violation or be in conflict with or constitute either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any material lien, charge or encumbrance upon any assets of the Company or its subsidiaries; provided, however, that in the case of any contract (other than contracts pursuant to which the Company has incurred indebtedness or other liabilities in an amount in excess of $50,000), the foregoing representation shall not be deemed to have been breached so long as any such resulting violation of, conflict with or default under such contract would not reasonably be expected to have a Material Adverse Effect.

            2.11 FCC COMPLIANCE. SECTION 2.11 of the Disclosure Schedule lists the licenses, permits and other authorizations issued by the FCC for the operation of the Company's business (the "FCC Licenses"). There is no license, permit or other authorization issued by the FCC and required for the operation of the Company's business as currently conducted except for the FCC Licenses. The FCC Licenses are in effect for the term set forth on SECTION 2.11 of the Disclosure Schedule and are held by the Company. Except as may be set forth in
SECTION 2.11 of the Disclosure Schedule, there is no complaint, petition for revocation, investigation or other proceeding pending before the FCC with respect to any of the FCC Licenses or with respect to the Company. No petitions to deny, objections or other challenges have been filed with the FCC against any pending application of the Company. The Company is in compliance with all applicable FCC tariffing requirements, reporting requirements, universal service and telecommunications relay service funding obligations and other telecommunications regulations.

            2.12 STATE COMMISSION COMPLIANCE. SECTION 2.12 of the Disclosure Schedule hereto lists the licenses, permits and other authorizations issued by the State Commissions for the operation of the Company's business (the "State Authorizations"). There is no license, permit or other authorization issued by the State Commissions and required for the operation of the Company's business except for the State Authorizations. The State Authorizations are in effect and are held by the Company. Except as may be set forth in SECTION 2.12 of the Disclosure Schedule, there is no complaint, petition for revocation, investigation or other proceeding pending before the State Commissions with respect to any of the State Authorizations or with respect to the Company. No petitions to deny, objections or other challenges have been filed with the State Commissions against any pending application of the Company. The Company is in compliance with all applicable tariffing requirements, reporting requirements, universal service and telecommunications relay service funding obligations and other telecommunications regulations of the State Commissions.

            2.13 ABSENCE OF LIABILITIES. Except as set forth in SECTION 2.13 of the Disclosure Schedule or as disclosed in the Financial Statements (as defined below), since December 31, 2000 neither the Company nor any of its subsidiaries has (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $25,000 or in excess of $50,000 in the aggregate,
(iii) made any loans or advances to any person or entity, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than in the ordinary course of business, consistent with past practice.

            2.14 NO CONFLICT OF INTEREST. Except as disclosed in the Company SEC Reports, the Company is not a party to any transaction which would be required to be disclosed pursuant to Item 404 of Regulation S-K.

            2.15 RIGHTS OF REGISTRATION AND VOTING RIGHTS. Except as set forth in SECTION 2.15 of the Disclosure Schedule and as contemplated in the Investor Rights Agreement, neither the Company nor any of its subsidiaries has granted or agreed to grant any registration rights, including piggyback rights, to any person or entity. To the Company's knowledge, no stockholders of the Company have entered into any agreements with respect to the voting of capital stock of the Company.

            2.16 PRIVATE PLACEMENT. Subject in part to the truth and accuracy of the Purchasers' representations set forth in this Agreement, the offer, sale and issuance of the Preferred Stock and the Warrants, and the issuance of the Warrant Shares upon exercise of the Warrants, each as contemplated by this Agreement, is exempt from the registration requirements of the Securities Act and any otherwise applicable state securities laws or "blue sky" laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

            2.17 TITLE TO PROPERTY AND ASSETS. Each of the Company and its subsidiaries owns or leases its properties and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which are disclosed in the financial statements included in the Company SEC Reports or which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such properties or assets. With respect to the properties and assets it leases, each of the Company and its subsidiaries is in compliance with such leases, except for such instances of non-compliance which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect and, to its knowledge, holds a valid leasehold interest free of any material liens, claims or encumbrances.

            2.18 TAX RETURNS AND AUDITS. Except as set forth on SECTION 2.18 of the Disclosure Schedule, each of the Company and its subsidiaries has timely filed all required tax returns and reports (federal, state and local) or has properly and timely filed for extensions of the time for the filing thereof. Neither the Company nor its subsidiaries has knowledge of any deficiency, penalty or additional assessment due or appropriate in connection with any such taxes. All taxes (federal, state and local) imposed upon the Company, its subsidiaries or any of their respective properties, operations or income have been paid and discharged prior to the date when any interest or penalty would accrue for the nonpayment thereof, except for those taxes being contested in good faith by appropriate proceedings diligently prosecuted and with adequate reserves reflected on the financial statements in accordance with U.S. generally accepted accounting principles ("GAAP"). The Company does not know of any additional assessments or adjustments pending or threatened against the Company or any of its subsidiaries for any period which would reasonably be expected to result in a Material Adverse Effect, nor of any reasonable basis for any such assessment or adjustment.

            2.19 LABOR AGREEMENTS AND ACTIONS. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and since January 1, 1999 no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company or any of its subsidiaries. There is no strike or other labor dispute involving the Company and any of its subsidiaries pending, or to the knowledge of the Company threatened, nor is the Company aware of any labor organization activity involving its employees. The Company has complied in all material respects with all applicable federal and state equal employment opportunity laws and with all other laws related to employment.

            2.20 PERMITS. The Company and each of its subsidiaries possesses all franchises, permits, licenses and any similar authority necessary or required for the conduct of its business as now being conducted by it and/or the operation of its properties (the "Authorizations"). Each Authorization is valid, binding and enforceable on, against and by the Company or its subsidiaries. Each Authorization is subsisting without any defaults thereunder or enforceable adverse limitations thereon, and no Authorization is subject to any proceedings or claims opposing the issuance, continuance, renewal, development or use thereof or contesting the validity or seeking the revocation thereof. SECTION 2.20 of the Disclosure Schedule accurately and completely lists each Authorization of the Company and its subsidiaries (other than each license and other Authorization issued by the FCC or any State Commission, and further including all pending applications and renewals therefor), together with relevant identifying information describing such Authorizations.

            2.21 REAL PROPERTY HOLDING CORPORATION. Neither the Company nor any of its subsidiaries is a United States real property holding corporation within the meaning of Internal Revenue Code Section 897(c)(2) and Section 1.897-2(c) of the Treasury Regulations promulgated thereunder.

            2.22 FINANCIAL STATEMENTS. The Company has made available to the Purchasers its audited consolidated financial statements (including balance sheet and income statement) as of, and for the year ended December 31, 2000 (which were filed with the SEC on April 2, 2001 in the Company's 10-K) and its unaudited consolidated financial statements (including balance sheet and income statement) as of, and for the three-month period ended September 30, 2001 (which were filed with the SEC on November 14, 2001 in the Company's 10-Q) (collectively, the "Financial Statements"). The Financial Statements are complete and correct in all material respects and fairly present the consolidated financial condition and operating results of the Company and its subsidiaries as of the dates thereof. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities paid or incurred in the ordinary course of business subsequent to the dates thereof and (ii) obligations under contracts and commitments incurred in the ordinary course of business, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company and its subsidiaries, taken as a whole.

            2.23 CHANGES. Except as set forth in SECTION 2.23 of the Disclosure Schedule and the Company SEC Reports, since September 30, 2001, there has not been:

                 (a) any change in the assets, liabilities, financial condition or operating results of the Company and its subsidiaries from that reflected in the Financial Statements, except changes in the ordinary course of business that have not resulted in a Material Adverse Effect;

                 (b) any waiver or compromise by the Company or its subsidiaries of a valuable right or of a material debt owed to it;

                 (c) any satisfaction or discharge of any material lien, claim or encumbrance or payment of any obligation by the Company or its subsidiaries, except in the ordinary course of business;

                 (d) any material change to a material contract or agreement (as defined in Item 601(b)(10) of Regulation S-K) by which the Company, any of its subsidiaries or any of their respective assets is bound or subject;

                 (e) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder of the Company or any of its subsidiaries;

                 (f) any sale, assignment or transfer of any material patents, trademarks, copyrights, trade secrets or other intangible assets of the Company or any of its subsidiaries, other than in the ordinary course of business;

                 (g) any resignation or termination of employment of any executive officer or key employee of the Company or any of its subsidiaries; and the Company does not know of any impending resignation or termination of employment of any such executive officer or key employee;

                 (h) receipt of notice that there has been a loss of, or order cancellation by, any major customer of the Company or any of its subsidiaries, which loss or cancellation would result in a Material Adverse Effect;

                 (i) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company or any of its subsidiaries, with respect to any material portion of its properties or assets, except liens which are not, individually or in the aggregate, material to the Company and its subsidiaries, taken as a whole;

                 (j) any loans or guarantees made by the Company or any of its subsidiaries to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

                 (k) any declaration, setting aside or payment or other distribution in respect to any of the Company's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company; or

                 (l) any arrangement or commitment by the Company or any of its subsidiaries to do anything described in this SECTION 2.23.

            2.24 ENVIRONMENTAL AND SAFETY LAWS. Neither the Company nor any of its subsidiaries is in violation in any material respect of any applicable statute, law or regulation relating to the environment or occupational health and safety and, to the Company's knowledge, no material expenditures by the Company or any of its subsidiaries are required in order to comply with any such existing statute, law or regulation.

            2.25 FCPA. The Company and its subsidiaries have complied in all material respects with the United States Foreign Corrupt Practices Act of 1977, as amended (the "FCPA"), in obtaining any consents, licenses, approvals, authorizations, rights, and privileges in connection with the conduct of their business and, have otherwise conducted their business in compliance with all material respects with the FCPA. Their internal management and accounting practices and controls are adequate to ensure compliance in all material respects with the FCPA.

            2.26 REPORTS. Since January 1, 1999, the Company has filed all reports (including proxy statements) and registration statements required to be filed with the SEC (collectively, the "Company SEC Reports"). The Company has previously furnished or made available to the Purchasers true and complete copies of all of the Company SEC Reports filed prior to the date hereof. None of the Company SEC Reports, as of their respective dates, contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets (including the related notes) included in the Company SEC Reports presents fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of the respective dates thereof, and the other related statements (including, without limitation, the statement of operations, statement of cash flows and any related notes) included in the Company SEC Reports present fairly, in all material respects, the results of operations and the changes in financial position of the Company and its subsidiaries for the respective periods or as of the respective dates set forth therein, all in conformity with GAAP consistently applied during the periods involved, except as otherwise noted therein and subject, in the case of unaudited interim financial statements, to the absence of footnotes and normal year-end adjustments. All of the Company SEC Reports, as of their respective dates, complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, the Securities Act and the applicable rules and regulations thereunder.

            2.27 ACCURACY OF OTHER INFORMATION. All written information contained in any application, schedule, report, certificate or any other document furnished to the Purchaser by the Company or any other person or entity (on behalf of the Company) in connection with this Agreement is in all material respects true, accurate and complete, and no such person or entity (including the Company) has omitted to state therein (or failed to include in any such document) any material fact or any fact necessary to make such information not misleading. All written projections furnished to the Purchaser by the Company or any other person or entity on behalf of the Company have been prepared on a reasonable basis and in good faith, making use of such information as was available at the date such projection was made.

            2.28 COMPLIANCE WITH LAWS GENERALLY. The Company and its subsidiaries are in compliance in all material respects with all material laws, rules, regulations, administrative orders and judicial decrees (federal, state, local and otherwise) applicable to them, and their operations and properties.

            2.29 ERISA COMPLIANCE. The Company and its subsidiaries are in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act ("ERISA").

            2.30 EMPLOYEE MATTERS. Neither the Company nor any of its subsidiaries is a party to or bound by, or has any liability under, any material employment contract or any deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation or benefit agreement, plan or arrangement, of any kind including without limitation any multiemployer plan, except as disclosure in the Company SEC Reports.

            2.31 DISCLOSURE. No representation or warranty of the Company contained in this Agreement and the Disclosure Schedule and other exhibits attached hereto, or in any certificate furnished or to be furnished by the Company to the Purchasers at the Closing (when read together), contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

         3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to the Company that:

            3.1 ACCREDITED INVESTOR; AUTHORIZATION. The Purchaser is an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act and has the corporate power and authority to enter into and perform this Agreement and to purchase the Preferred Stock (and the Common Stock issuable upon conversion thereof) and Warrants (and the Warrant Shares upon conversion thereof). This Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

            3.2 NO CONFLICT WITH OTHER AGREEMENTS. The execution, delivery and performance of the Investment Instruments and the consummation of the transactions contemplated hereby and thereby will not, with or without the passage of time and/or the giving of notice, result in a violation or default of any provisions of the Purchaser's certificate of incorporation, bylaws or other charter documents or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of federal or state statute, rule or regulation.

            3.3 INVESTMENT KNOWLEDGE. The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the risks and merits of its investment in the Company and is capable of bearing the economic risks of such investment. The Purchaser acknowledges that the Preferred Stock, the Warrant and the Warrant Shares have not been registered under the Securities Act and, except as provided in the Investor Rights Agreement, the Company is under no obligation to file a registration statement with the SEC with respect to the Preferred Stock or the shares of Common Stock issuable upon conversion of the Preferred Stock or the Warrant Shares.

            3.4 DISTRIBUTION. The Preferred Stock, the Warrants and the Common Stock issuable upon exercise thereof are being acquired for the Purchaser's own account for the purpose of investment and not with a view to or for resale in connection with any distribution thereof.

         4. CONDITIONS OF PURCHASER'S OBLIGATIONS AT CLOSING. The obligations of the Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived in writing by the Purchaser:

            4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 shall be true and correct in all material respects on and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing, except for those representations and warranties made as of a specific date, which shall be true and correct in all material respects as of such date.

            4.2 PERFORMANCE. The Company shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing.

            4.3 COMPLIANCE CERTIFICATE. A duly authorized executive officer of the Company shall have delivered to the Purchaser at the Closing a certificate certifying as to the matters specified in Sections 4.1 and 4.2.

            4.4 QUALIFICATIONS. All authorizations, approvals or permits of any governmental authority or regulatory body of the United States or of any state that are set forth in SECTION 4.4 of the Disclosure Schedule shall have been obtained and be effective as of the Closing, except as may be otherwise set forth in SECTION 4.4 of the Disclosure Schedule.

            4.5 SUPPORTING DOCUMENTS. The Purchaser shall have received the following:

                (a) A copy of resolutions of the Board of Directors of the Company authorizing and approving the Investment Instruments and copies of resolutions of the Board of Directors of the Company authorizing and approving the adoption of the Certificate of Designation, the issuance of the Preferred Stock, the issuance of the Warrants and the other matters contemplated by this Agreement, all such resolutions to be certified by the Secretary of the Company;

                (b) A certificate of good standing of the Company issued by the Secretary of State of the State of Delaware, dated not more than five (5) days before the date of Closing; and

                (c) Such additional documentation as legal counsel for the Purchasers may reasonably request.

            4.6 AMENDED CREDIT AGREEMENT. The Company shall have entered into and delivered the Amended Credit Agreement, and all documents required to be delivered by the Company pursuant thereto, including an opinion of counsel for the Company, in a form consistent with past practice and reasonably acceptable to the Purchaser or its lending affiliate.

            4.7 WARRANTS. The Company shall have issued the Warrant Certificate to the Purchaser, substantially in the form attached hereto as EXHIBIT D.

            4.8 BOARD OF DIRECTORS. As of the Closing, the Company's Board of Directors shall consist of six (6) members, of which one member shall be reserved for election by the holders of the Preferred Stock in accordance with the terms and provisions of the Certificate of Designation, and which shall be vacant as of Closing.

            4.9 INVESTOR RIGHTS AGREEMENT. The Company, the Purchaser and the other parties thereto shall have executed and delivered the Investors Right Agreement.

            4.10 CERTIFICATE OF DESIGNATION. The Company shall have filed the Certificate of Designation with the Secretary of State of the State of Delaware on or prior to the date of the Closing, which shall continue to be in full force and effect as of the date of the Closing, and shall have provided the Purchaser with evidence, reasonably satisfactory to the Purchaser, thereof.

            4.11 NASD APPROVAL. The Company shall have delivered to the Purchaser evidence, in form and substance reasonably satisfactory to the Purchaser and its counsel, to establish that the issuance and sale of the Preferred Stock, the Warrant and the issuance of the Warrant Shares upon exercise of the Warrants does not require consent of the Company's stockholders under the applicable rules of the National Association of Securities Dealers for stocks listed on the OTC Bulletin Board.

                  4.12 NO LITIGATION. On the Closing Date, there shall be no effective injunction or other pending or threatened proceeding, legal restraint or prohibition which would prevent the consummation of the transactions contemplated hereby.

         5. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived by the Company in writing.

            5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct in all material respects on and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing, except for those representations and warranties made as of a specific date, which shall be true and correct in all material respects as of such date.

            5.2 PERFORMANCE. The Purchaser shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or before the Closing.

            5.3 INVESTOR RIGHTS AGREEMENT. The Purchaser shall have executed and delivered the Investor Rights Agreement.

            5.4 AMENDED CREDIT AGREEMENT. The Purchaser shall have entered into the Amended Credit Agreement.

            5.5 NO LITIGATION. On the Closing Date, there shall be no effective injunction or other pending or threatened proceeding, legal restraint or prohibition which would prevent the consummation of the transactions contemplated hereby.

         6. WARRANTS AND WARRANT SHARES

            6.1 WARRANT CERTIFICATES.

                (a) FORM OF CERTIFICATE; REGISTRATION AMONG COMPANY'S RECORDS. The Warrants shall be evidenced by one or more Warrant Certificates, each of which will be substantially in the form of EXHIBIT D with the applicable legend specified on EXHIBIT D (but such certificates shall incorporate such changes therein as may be required from time to time to reflect any adjustments made pursuant to this Agreement, AND the legend thereon shall be modified or removed from time to time to reflect the applicable requirements of the Securities Act). Each Warrant Certificate shall be uniquely numbered, shall identify the record Holder thereof, and shall be registered on the books and records of the Company in substantially the same manner as other equity interests of the Company.

                (b) EXCHANGE AND TRANSFER OF CERTIFICATES. A Warrant Certificate (and the Warrants evidenced thereby) may be exchanged or (subject to compliance with the applicable requirements hereof) may be transferred from time to time at the option of the Holder thereof. Upon surrender of any such Warrant Certificate to the Company, the Company shall issue and deliver to (or in accordance with the written instructions of) such Holder one or more new Warrant Certificates evidencing in the aggregate the same number of Warrants.

                (c) MISSING AND MUTILATED CERTIFICATES. If any Warrant Certificate is lost, stolen, mutilated or destroyed, the Company (upon request of the registered Holder thereof) shall issue and deliver to (or in accordance with the written instructions of) such Holder one or more replacement Warrant Certificates evidencing in the aggregate the same number of Warrants. The Company's obligation under this subsection 6.1(c) is conditioned upon its receipt of reasonably satisfactory evidence of such loss, theft, mutilation or destruction (including, without limitation, an affidavit of the Holder). A Holder shall not be required to post a bond or provide any other surety, indemnity or protection to the Company in connection with the issuance of any such replacement Warrant Certificate.

                (d) AUTHORIZATION OF CERTIFICATE SIGNER. Any Warrant Certificate may be signed on behalf of the Company (and delivered to the Holder entitled thereto) by any person who, on the actual date of execution of such Warrant Certificate, is a proper officer of the Company to sign such Warrant Certificate even though (1) on the date of execution of this Agreement such person was not such an officer, and/or (2) on the date of delivery of such Warrant Certificate such person has ceased to serve as such officer of the Company.

            6.2 EXERCISE OF WARRANTS.

                (a) EXERCISE PERIOD. The Warrants are exercisable at any time and from time to time on or after the date hereof and prior to 11:59 p.m. (Eastern Time) on December 31, 2006 (as such period may be extended from time to time by mutual agreement of the Holders and the Company, the "Exercise Period"), at which time any unexercised Warrants shall expire.

                (b) METHOD OF EXERCISE; CASHLESS EXERCISE OR "NET SETTLEMENT". A Holder of any Warrant Certificate may exercise any such Warrants from time to time during the Exercise Period to purchase Warrant Shares UPON (1) the surrender of such Warrant Certificate evidencing such Warrants, AND (2) the payment of the applicable Exercise Price in cash, by certified or cashier's check payable to the order of the Company or by wire transfer to the Company (or, at the Purchaser's election, through the cancellation of any obligations owed by the Company to the Purchaser). As an alternative to paying such Exercise Price (or any portion thereof) in cash, a Holder may instead elect to effect a cashless exercise or a "net settlement" pursuant to which such Holder will receive in exchange for such tendered Warrants an amount of Warrant Shares determined by MULTIPLYING (a) the number of Warrant Shares to which such Holder would otherwise be entitled as a result of such exercise BY (b) a fraction (i) the NUMERATOR of which is the difference between the then Current Market Price per Warrant Share and the Exercise Price then in effect AND (ii) the DENOMINATOR of which is the then Current Market Price per Warrant Share (a "Cashless Exercise"). Such surrender and payment must occur at an office of the Company or at such other address as the Company may specify in writing to the then registered Holder of such Warrant Certificate.

                (c) ISSUANCE OF WARRANT SHARES UPON EXERCISE. Upon surrender of any Warrant Certificate and payment of the applicable Exercise Price (as described in Section 6.2(b)), the Company shall issue, sell and deliver to or upon the instructions of the Holder of such Warrant Certificate and/or its designee one or more certificates evidencing in the aggregate the number of Warrant Shares represented by such Warrant Certificate that are then being purchased (each of which Warrant Shares shall be validly issued, fully paid and nonassessable). Any persons so designated to be named therein shall be deemed to have become a Holder of record of such Warrant Shares as of the date of exercise of such Warrants. If less than all of the Warrants evidenced by a Warrant Certificate are exercised at any time prior to the expiration of the Exercise Period, THEN the Company shall issue to such Holder (or its designee) one or more new Warrant Certificates evidencing the remaining number of Warrants evidenced by such Warrant Certificate that are not then exercised by Holder.

                (d) RIGHTS OF A HOLDER OF WARRANT SHARES UPON EXERCISE. Upon any exercise of Warrants by a Holder entitled thereto in accordance with and as provided under this Agreement, the Holder of such issued Warrant Shares shall be entitled to all of the rights and benefits of a holder of Common Stock under the Organic Documents of the Company AS WELL AS the rights and benefits of a Holder of Warrant Shares under this Agreement (notwithstanding any provision of such Organic Documents to the contrary). To the extent that the rights and benefits of a holder of Capital Stock under the Organic Documents are inconsistent with or less favorable than the rights and benefits of a Holder of Warrant Shares under this Agreement and the Investor Rights Agreement, THEN the terms and provisions of this Agreement shall control and govern with respect to the rights and benefits of such Holder.

            6.3 TRANSFERS OF WARRANTS AND WARRANT SHARES.

                (a) GENERAL TRANSFERABILITY. Except as otherwise expressly provided herein, UPON compliance with any applicable requirements under the Securities Act and the laws, regulations and orders of and/or administered by each State Commission, including, without limitation, any State PUC (to the extent failure to so comply would reasonably be expected to have or cause a Material Adverse Effect) or the FCC, THEN the Warrants, the corresponding Warrant Certificates and the Warrant Shares may be transferred by a Holder from time to time in whole or in part upon complying with the applicable restrictions under this Section (BUT WITHOUT the necessity of otherwise obtaining any consent of the Company). The Company shall cooperate with the Holders and use its best efforts to comply with any such applicable requirements in order to permit a Holder to effect a transfer pursuant to this SECTION 6.3(a).

                (b) TREATMENT OF HOLDER PRIOR TO NOTICE OF TRANSFER. Prior to receiving notice of any such transfer (either from such Holder or from such transferee), the Company shall be otherwise entitled to treat such known Holder as the Holder of record hereunder for purposes of giving and receiving notices and for purposes of exercising rights hereunder.

                (c) RIGHTS OF A SUBSEQUENT HOLDER. Unless otherwise limited or restricted pursuant to the document of transfer, THEN a subsequent Holder of Warrants, Warrant Certificates or Warrant Shares hereunder shall be entitled to all of the rights and benefits of the transferring Holder under this Agreement and under the Organic Documents.

            6.4 RIGHTS UPON EQUITY DISPOSITIONS, EQUITY REDEMPTIONS AND NON-SURVIVING TRANSACTIONS.

                (a) OFFER TO PURCHASE. In connection with any Equity Disposition, any Equity Redemption or any Non-Surviving Transaction, the Company or the acquiror in any such transaction shall also offer to purchase on the terms set forth below all of the Warrant Shares and all of the Warrants. If an Equity Disposition or an Equity Redemption is of LESS THAN all of the Capital Stock then outstanding, THEN the number of Warrants and Warrant Shares subject to purchase under this Section shall be reduced proportionately (to the nearest whole number) to the product of (a) the percentage of Capital Stock then outstanding subject to such transaction, multiplied by (b) the total number of then outstanding Warrant and Warrant Shares, AND such reduced number will be allocated pro rata among all Holders desiring to tender Warrant Shares or Warrants in connection with such transaction, based upon the aggregate number of Warrants and Warrant Shares held by each such Holder.

                (b) NOTICE OF PROPOSED TRANSACTION. The Company shall give written notice to each Holder of Warrants and each Holder of Warrant Shares (at each such Holder's last known address as it appears on the Company's books and records) PROMPTLY AFTER an agreement in principle is reached with respect to any Equity Disposition, any Equity Redemption or any Non-Surviving Transaction (BUT, in any event, at least 30 calendar days prior to the closing of any such transaction).

                (c) PURCHASE PRICE. If a Holder accepts the offer under this
Section 6.4, THEN (as a condition to consummation of such Equity Disposition, Equity Redemption or

Non-Surviving Transaction) either the Company or such acquiror shall purchase (either before or concurrently with the consummation of such transaction) all Warrants and Warrant Shares tendered by a Holder thereof at an aggregate price equal to the product of (1) the aggregate consideration received by all sellers and transferors in connection with such transaction or series of related transactions (including the consideration to be received by the holders of Warrants and Warrant Shares pursuant to this provision) AND (2) a fraction the NUMERATOR of which is the number of Warrants and Warrant Shares held by such Holder and tendered for purchase in connection with such transaction or series of related transactions AND the DENOMINATOR of which is the sum of the number of shares of Common Stock outstanding immediately prior to such transaction or series of related transactions PLUS the number of Warrants then outstanding (WHICH product shall be net of the applicable aggregate Exercise Price then in effect with respect to Warrants tendered but not with respect to Warrant Shares tendered).

                (d) PAYMENT OF PURCHASE PRICE. The Company (either before or concurrently with the consummation of such transactions) shall distribute to the respective Holders of Warrants and Warrant Shares (or to such other Person as any such Holder may direct the Company in writing) the applicable purchase price for each tendered Warrant Share and Warrant. Such payment, except as otherwise provided in this subsection 6.4(d), shall be in immediately available funds (I.E., in cash, by certified or cashier's check, or by wire transfer) or by any other means acceptable to such Holder. In addition, the Company shall also deliver to each such Holder (as and to the extent applicable) a return or re-issuance of Warrants and Warrant Shares not purchased in connection with any such transaction. To the extent that any consideration for such transaction is payable by such acquiror in cash, in publicly traded and readily marketable securities (with reasonable liquidity and no restrictions on transfer) or evidence of indebtedness from an obligor who (in the commercially reasonable opinion of Holders) is highly creditworthy, THEN the purchase price payable to Holders may be in the same form of consideration; OTHERWISE, the purchase price (or the remaining balance thereof) payable to Holders shall be in cash. NOTWITHSTANDING THE FOREGOING, in connection with any such Equity Disposition, Equity Redemption or Non-Surviving Transaction, each Holder may elect (at its option) to receive the purchase price payable under this Section pro rata in kind in the same form of consideration as is to be received by the Company or any such selling equityholder.

            6.5 REPURCHASE OFFERS.

                (a) OFFER TO REPURCHASE. Within 30 calendar days following the occurrence of any Repurchase Condition, the Company shall make a written offer (each, a "Repurchase Offer") to repurchase at the Repurchase Price (as defined below) any or all of the Warrant Shares and Warrants owned by each Holder at the election of each such Holder. Each such Repurchase Offer (among other things) shall indicate the date of occurrence of the relevant Repurchase Condition and shall provide a calculation of the Current Market Price per Warrant Share (together with a copy of documentation supporting such calculation). Each such Repurchase Offer shall be delivered by the Company to each such Holder entitled thereto by first-class mail to the last known address of such Holder on the books and records of the Company.

                (b) "REPURCHASE CONDITION". A "Repurchase Condition" will be deemed to occur (1) at any time on or after December 31, 2006 upon a written request from

Holders of at least 50% of the outstanding Warrants and Warrant Shares, OR (2) upon any full repayment of the indebtedness under the Loan Documents, OR (3) upon the occurrence of any Event of Default under and as defined in the Amended Credit Agreement, OR (4) upon the execution of any definitive agreement by the Company or holders of Capital Stock to engage in an Equity Disposition or a Non-Surviving Transaction (or any amendment thereto), OR (5) upon any attempt by any Holder to exercise the Warrants in accordance with the terms hereof at a time when the Company is legally, regulatorily or otherwise not authorized or permitted to issue the corresponding Warrant Shares in compliance with applicable law, including without the consent, approval or authorization of any governmental or regulatory authority, PROVIDED, HOWEVER, that the Company shall be permitted a reasonable period of time (not to exceed 30 calendar days) to prepare any state blue sky filings, information statements, Nasdaq listing applications, NASD listing applications for stocks listed on the OTC Bulletin Board or other necessary securities documents to procure the necessary private placement exemptions from registration and Nasdaq approvals (or other securities related approvals) in connection with any such exercise without a "Repurchase Condition" being deemed to have occurred.

                (c) "REPURCHASE PRICE". The "Repurchase Price" for each Warrant and Warrant Share in connection with any such Repurchase Offer will be the Current Market Price per Warrant Share, LESS, with respect to Warrants (but not Warrant Shares), the applicable Exercise Price then in effect for the Warrants to be so repurchased.

                (d) ACCEPTANCE OF REPURCHASE OFFER. At any time within 30 calendar days after a Holder receives a Repurchase Offer (together with a final written valuation report), each such Holder may accept such Repurchase Offer by agreeing to tender for repurchase by the Company all or any portion of such Holder's Warrant Shares and Warrants.

                (e) PAYMENT OF PURCHASE PRICE. Within 30 calendar days of receiving any such agreement to tender Warrant Shares or Warrants, the Company and each Borrower (jointly and severally) shall distribute to each such Holder (or to such other Person as such Holder may direct the Company in writing) the applicable Repurchase Price for each such tendered Warrant Share and Warrant in cash, by certified or cashier's check, by wire transfer or by any other means acceptable to such Holder (concurrently with which distribution, such Holder shall deliver to the Company the Warrant Certificates and/or Warrant Shares). In addition, the Company shall also deliver to each such Holder (as and to the extent applicable) a return or re-issuance of Warrants and Warrant Shares not tendered for repurchase. NOTWITHSTANDING THE FOREGOING, with respect to the Repurchase Condition pursuant to subsection 6.5(b)(2) or (b)(6) above, unless all the Holders otherwise consent, the Company and each Borrower (jointly and severally) shall establish a cash escrow of the Repurchase Price with a "well capitalized" depository institution concurrently with any such full repayment of the indebtedness under the Loan Documents (but such cash escrow shall be returned to the Company if the Holders elect not to accept such Repurchase Offer within the time period set forth in Section 6.5(d)).

            6.6 CUMULATIVE RIGHTS. The rights of Holders upon the occurrence of events set forth in this Article 6 are cumulative. If more than one such event occurs simultaneously (or the time period for exercising any such rights overlaps), THEN each Holder can elect which rights (if any) to exercise AND any prior inclusion or surrender of Warrants or Warrant Shares with respect to a transaction that has not yet closed may be rescinded by such Holder during such overlapping period in order to exercise rights arising under any concurrently occurring event.

            6.7 EXERCISE OF RIGHTS CONDITIONED UPON CLOSING OF TRANSACTION INVOLVED. The rights of Holders to have Warrants or Warrant Shares included and purchased in any Equity Disposition or Non-Surviving Transaction pursuant to this Article 6 are conditioned upon the consummation of the proposed transaction. Neither the Company nor any equityholder involved in any such proposed transaction shall have any obligation to Holders to consummate any such proposed transaction once an agreement in principle or decision to proceed with respect thereto is reached, except as expressly provided in this Article 6.

            6.8 PAYMENT OF TAXES AND EXPENSES. The Company will pay all expenses (INCLUDING reasonable costs and expenses of Holders and one legal counsel thereto, but excluding underwriter's and/or broker's discounts and commissions), taxes (OTHER THAN income taxes) and other reasonable fees and charges attributable to the issuance, registration, qualification, notification, approval, listing, transfer pursuant to Section 6.3, and/or repurchase of the Warrants, the Warrant Certificates and the Warrant Shares.

            6.9 RESERVATION AND ISSUANCE OF WARRANT SHARES. The Company at all times shall reserve (and keep free from preemptive rights or similar rights of equityholders of the Company) among its authorized but unissued shares of Capital Stock the full number of Warrant Shares deliverable from time to time upon exercise of all of the Warrants. The Company covenants that all Warrant Shares (when and if issued upon exercise of the Warrants in accordance with the terms hereof including payment of the Exercise Price in accordance with the provisions hereof) will be duly authorized, validly issued, fully paid and nonassessable (and will be free from all taxes, liens, charges and security interests with respect to the issuance thereof). Before taking any action that could cause an adjustment pursuant to Section 6.16, the Company will take any corporate action that (in the opinion of its counsel) may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the applicable Exercise Price as so adjusted.

            6.10 CORRECTIVE ADJUSTMENTS. The Company hereby acknowledges that the Purchaser has relied upon, among other things, the representation and warranty set forth in Section 2.2 regarding the outstanding Capital Stock of the Company and the rights to acquire Capital Stock of the Company as of the date of this Agreement. If it is later determined that any representation and warranty set forth in this Agreement including, without limitation, Section 2.2 hereof, is untrue or inaccurate such that the outstanding Capital Stock or rights to acquire Capital Stock are greater that the amount disclosed therein, THEN the Company shall notify each Holder in writing within 10 Business Days of discovering such inaccuracy AND shall promptly prepare, execute and deliver to the Holders such additional documents and certificates as are necessary to equitably adjust the Exercise Price and/or Warrants and Warrant Shares deliverable upon exercise of all Warrants for the benefit of Holders. Such adjustment shall include the issuance of additional Warrants and/or the reduction in Exercise Price of the Warrants, as approved in writing by Holders of a majority of the Warrants.

            6.11 LISTING OF SHARES. If the Company lists any shares of Common Stock on any national securities exchange, inter-dealer quotation system or other market, THEN the

Company (at its expense) will use its best efforts to cause the Warrant Shares to be approved for listing, subject to notice of issuance, and will provide prompt notice to each such exchange, system or other market of the issuance thereof from time to time.

            6.12 LISTS OF HOLDERS. The Company (from time to time upon the request of any Holder) will provide each Holder upon request with a list of the registered Holders and their respective addresses.

            6.13 STATEMENT OF WARRANT INTEREST. The Company (from time to time upon the request of any Holder) will provide each Holder with a statement of such Holder's interest in the Company containing the following information (as applicable): (a) the number of Warrants then owned of record by such Holder, AND
(b) the number of Warrant Shares purchasable upon the exercise of each Warrant then owned of record by such Holder, AND (c) the Exercise Price of each Warrant then owned of record by such Holder, AND (d) the number of Warrant Shares then owned of record by such Holder, AND (e) a chart describing (in reasonable detail) the then current capitalization of the Company.

            6.14 RIGHT OF INSPECTION. The Company shall permit and cause each of its subsidiaries to permit each Holder, and such persons as it may reasonably designate, to visit and inspect any of the properties of the Company and its subsidiaries, examine their books and discuss the affairs, finances and accounts of the Company and its subsidiaries with their officers, employees and accountants (and the Company hereby authorizes said accountants to discuss with such Holder and such designees such affairs, finances and accounts provided that the Company shall be entitled to have a representative of the Company be present), all at such reasonable times as shall be requested by the Holder.

            6.15 ATTENDANCE AND PARTICIPATION RIGHTS. So long as the Warrants and Warrant Shares of Holders (together will all other Capital Stock owned by any Holder) collectively represent 1% or more of the Common Stock (on a Fully Diluted Basis), THEN a representative of Holders shall be entitled (if at any time hereafter Holders so elect) to attend each of the meetings of the Company's Board of Directors (including, each committee thereof). NOTWITHSTANDING THE FOREGOING, at the request of the Company, representatives of Holders may be required temporarily to leave any such meeting of the Board of Directors IF such action is necessary to preserve the Company's attorney-client privilege with respect to such meetings or the information disseminated therein.

            6.16 ANTI-DILUTION PROVISIONS

                 (a) Adjustments to Warrant Shares Purchasable and Exercise
Price.

                     (i)  EQUITY DIVIDENDS, RESTRUCTURINGS AND
RECLASSIFICATIONS. If the Company at any time (1) declares or pays a dividend on its outstanding Capital Stock in shares of Common Stock or other securities of the Company, OR (2) subdivides its outstanding shares of Common Stock, OR (3) combines its outstanding shares of Common Stock into a smaller number of shares, OR (4) issues by reclassification of the Common Stock other securities of the Company (including any such reclassification in connection with a merger, consolidation or other business combination in which the Company is the surviving entity), THEN the number and kind of Warrant

Shares purchasable upon exercise of each Warrant and the applicable Exercise Price therefor shall be adjusted so that each Holder of a Warrant upon exercise of such Warrant shall be entitled to receive (for the same aggregate Exercise Price) the aggregate number and kind of Warrant Shares or other securities of the Company that such Holder would have owned or would have been entitled to receive after the occurrence of any such event had such Warrant been exercised immediately prior to the occurrence of such event (or, if earlier, any record date with respect thereto). Any adjustment required by this subsection 6.16(a)(i) shall become effective on the date of such event retroactive to the record date with respect thereto (if any), AND (b) shall be made successively whenever any such event occurs.

                     (ii) ISSUANCES OF CAPITAL STOCK. If the Company issues or sells any shares of Capital Stock (or rights, options, warrants or convertible or exchangeable securities containing a right to subscribe for or purchase shares of Common Stock), other than shares of Capital Stock issued pursuant to the exercise of options granted prior to December 31, 2001 under the Company's Stock Plans, THEN the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be automatically increased to account for the economic effects of such transaction (and the applicable Exercise Price for such Warrants shall be correspondingly decreased but in no event shall such exercise price be below par value) such that the aggregate number of Warrant Shares then outstanding and represented by unexercised Warrants at all times shall equal forty-five percent (45%) of the Company's shares of Common Stock on a Fully Diluted Basis. If the Company and the Holders are unable to agree on the amount or form of any such adjustment, THEN the Company will retain an Independent Appraiser acceptable to Holders (which acceptance may not be unreasonably withheld) that will determine the amount and form of such adjustment. Any adjustment required by this subsection 6.16(a)(ii) (1) shall become effective on the date of issuance retroactive to the record date for determining equityholders entitled to receive such issuance, AND (2) shall be made successively whenever any such event occurs.

                     (iii) DIVIDEND AND DISTRIBUTION DILUTION. If any dividend, distribution or payment (whether as cash or other assets of the Company) is made after the date hereof with respect to any Capital Stock or other equity securities of the Company, OTHER THAN dividends appropriately covered under subsection 6.16(a)(i) above, THEN the Company (concurrently with the payment thereof) shall make a corresponding proportionate distribution or payment to each Holder of Warrants and/or Warrant Shares equal to such Holder's percentage ownership of the Company's outstanding Capital Stock (but, for such purposes, treating all Warrants as though they had then been exercised). NOTWITHSTANDING THE FOREGOING, the Company shall not be obligated to make any such distribution or payment to a Holder (and no Holder shall be entitled to receive such distribution or payment) to the extent that such Holder otherwise receives actual payment of the corresponding dividend or distribution as a holder of Warrant Shares in such class of equity security.

                     (iv) CATCHALL ANTI-DILUTION PROTECTION. If the Company otherwise issues any securities or instruments or engages in any transaction an effect of which is to dilute the economic value or voting rights of any Holder's Warrants or Warrant Shares (including the issuance of any securities or instruments with enhanced voting rights, preemptive rights, dividend preferences or liquidation preferences) in a manner contrary to the intent of this Section 6.16, which the parties hereby acknowledge and agree is that the aggregate number of Warrant

Shares issuable upon exercise of the Warrants at all times shall represent 45% of the Company's Common Stock on a Fully Diluted Basis, THEN the Company will implement an equitable adjustment to such Holder's interest in the Company (in a manner reasonably acceptable to such Holder) in order to account for the effects of such transaction. Any adjustment required by this subsection 6.16(a)(iv) shall be made successively whenever any such event occurs. If the Company and Holders are unable to agree on the amount or form of any such equitable adjustment, THEN the Company will retain an Independent Appraiser acceptable to Holders (which acceptance may not be unreasonably withheld) that will determine the amount and form of such equitable adjustment.

                     (v) RIGHTS APPLICABLE TO SHARES OTHER THAN COMMON STOCK. If at any time (as a result of an adjustment made pursuant to this Section 6.16) a Holder becomes entitled to receive any shares of Capital Stock of the Company other than shares of Common Stock, THEN thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 6.16, AND the provisions of Article 6 with respect to the Warrant Shares shall apply on like terms to such other shares.

                     (vi) HOLDERS ENTITLED TO EQUIVALENT RIGHTS. Except for the underwriters' warrants and the advisors' warrants existing as of the date hereof and the Investor Rights Agreement, if the Company has otherwise granted or hereafter grants to any Person any other or additional anti-dilution protection or preemptive rights with respect to any securities of the Company (or similar protections or rights with any more favorable or less restrictive terms), THEN the Company will promptly notify each Holder of Warrants and each Holder of Warrant Shares, AND such protections and rights (or the more favorable or less restrictive terms thereof) will be deemed automatically to be incorporated into this Agreement (without the necessity of any other action by the parties hereto) as additional protections and rights that each Holder is entitled to exercise.

                     (vii) EXPIRATION OF RIGHTS PREVIOUSLY SUBJECT TO ADJUSTMENT. Upon the expiration of any rights, options or warrants that resulted in adjustments pursuant to this Section 6.16 that were not exercised, THEN the Exercise Price and the number of Warrant Shares purchasable shall be readjusted and thereafter shall be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as applicable) as if
(A) the only shares of Common Stock purchasable upon exercise of such rights, options or warrants were the shares of Common Stock (if any) actually issued or sold upon the exercise of such rights, options or warrants AND (B) such shares of Common Stock so issued or sold (if any) were issuable for the consideration actually received by the Company for the issuance, sale or grant of all such rights, options or warrants whether or not exercised; PROVIDED THAT no such readjustment may have the effect of increasing the Exercise Price or decreasing the number of Warrant Shares purchasable upon the exercise of a Warrant by an amount in excess of the amount of the adjustment initially made in respect to the issuance, sale or grant of such rights, options or warrants.

                (b) NOTICE OF ADJUSTMENT. Upon any adjustment required under this Section 6.16, the Company (at its expense) shall mail (within 10 Business Days after such adjustment) by first-class mail, postage prepaid, to each Holder of Warrants and each Holder of Warrant Shares a notice of such adjustment. Such notice shall include the following (each in reasonable detail): (i) the number of Warrant Shares purchasable upon the exercise of each Warrant and the Exercise Price of such Warrant after such adjustment, AND (ii) a brief statement of the facts requiring such adjustment, AND (iii) the computation by which such adjustment was made.

                (c) PRESERVATION OF PURCHASE RIGHTS UPON CERTAIN TRANSACTIONS. In connection with any merger, consolidation, reorganization or combination of the Company with or into another Person (whether or not the Company is the surviving entity), or any sale, transfer or lease to another Person of all or substantially all the property of the Company, THEN the Company (or such successor or purchasing Person) shall execute an agreement in favor of each Holder of Warrants giving such Holder the right thereafter upon payment of the applicable Exercise Price in effect immediately prior to such action to receive upon exercise of each Warrant the kind and amount of securities, cash and property that such Holder would have owned or would have been entitled to receive after the happening of such merger, consolidation, combination, sale, transfer or lease had such Warrant been exercised immediately prior to such action (or the applicable record date, if earlier). Such agreement shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 6. The provisions of this Section shall similarly apply to successive mergers, consolidations, combinations, sales, transfers or leases.

         7. AFFIRMATIVE COVENANTS OF THE COMPANY. The Company covenants and agrees as follows:

            7.1 CORPORATE EXISTENCE. Within seven (7) days from the date hereof, the Company will take all necessary action to be in good standing in the State of Delaware (including paying any delinquent franchise taxes) and in any other jurisdiction in which failure to so qualify would have a Material Adverse Effect. Thereafter, the Company and each of its subsidiaries will maintain its corporate existence in good standing and comply with all applicable laws and regulations of the United States or of any state or political subdivision thereof and of any foreign jurisdiction, and of any government authority of any of the foregoing, where the failure to so comply would have a Material Adverse Effect.

            7.2 BOOKS OF ACCOUNT AND RESERVES. The Company will keep books of record and account in which full, true and correct entries are made of all of its material dealings, business and affairs, in accordance with GAAP, consistently applied. The Company will employ certified public accountants of established national reputation selected by the Board of Directors of the Company who are "independent" within the meaning of the accounting regulations of the SEC (the "Accountants"). The Company will have annual audits made by such Accountants in the course of which such Accountants shall make such examinations, in accordance with generally accepted auditing standards, as will enable them to give such reports or opinions with respect to the financial statements of the Company as will satisfy the requirements of the SEC in effect at such time with respect to reports or opinions of accountants.

            7.3 FURNISHING OF FINANCIAL STATEMENTS AND INFORMATION. The Company shall deliver to the Purchaser:

                (a) annually, as soon as available, but in any event by the end of each fiscal year, an operating plan and budget for the following year, and quarterly updates of the Company's performance in comparison with such plan and budget, which quarterly updates shall be provided as soon as available, but in any event within forty-five (45) days of the close of each quarter;

                (b) as soon as available, but in any event within 45 days after the end of each quarter of each fiscal year of the Company, an unaudited balance sheet of the Company, together with the related statements of operations, retained earnings and cash flow for such quarter, prepared in accordance with GAAP, consistently applied (provided, however, that such statements need not comply with the footnote disclosure requirements of GAAP);

                (c) as soon as available, but in any event within 90 days after the end of each fiscal year, a balance sheet of the Company, as of the end of such fiscal year, together with the related statements of operations, retained earnings and cash flow statements for such fiscal year, all in reasonable detail and prepared in accordance with GAAP, consistently applied, and duly certified by the Accountants, who shall have given the Company an opinion, unqualified as to the scope of the audit, regarding such statements;

                (d) with reasonable promptness after the Company learns of the commencement or written threats of the commencement of any material lawsuit, legal or equitable, or of any material administrative, arbitration or other proceeding against the Company or its business, assets or properties, written notice and a summary of the nature and extent of such suit or proceeding;

                (e) promptly upon transmission thereof, copies of all reports, proxy statements, registration statements and notifications filed by it with the SEC pursuant to any act administered by the SEC or furnished to stockholders of the Company or to Nasdaq or any national securities exchange;

                (f) with reasonable promptness, notice of any material default under any material agreement of the Company or its subsidiaries; and

                (g) with reasonable promptness, such other financial data relating to the business, affairs and financial condition of the Company and its subsidiaries as is available to the Company and as from time to time the Purchasers may reasonably request.

            7.4 RESERVE FOR WARRANT SHARES.

                (a) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the exercise of the Warrants and otherwise complying with the terms of this Agreement, such number of its authorized shares of Common Stock as shall be sufficient to effect the exercise of the Warrants from time to time outstanding or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of the Warrants or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body, stock exchange or market that may be required under applicable state securities laws or the rules of any stock exchange or market in order to obtain the issuance of shares of Common Stock upon exercise of the Warrants.

            7.5 SEC REPORTING. The Company shall properly report the consummation of the transactions contemplated hereby with the SEC.

            7.6 AUTHORIZATIONS. The Company will use its best efforts to promptly obtain and maintain all FCC Licenses, State Authorizations and State Consents and all other approvals, consents, authorizations and other confirmations required to be obtained from any third party that are necessary, proper or advisable to consummate the transactions contemplated by this Agreement (including, without limitation, the authorization, issuance and sale of the Preferred Stock, the Warrants and the Warrant Shares in accordance with the terms hereof and the Company's Organic Documents), and shall file all necessary applications or other documentation in order to obtain any required State Consents within ten (10) Business Days of the date hereof.

            7.7 USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Preferred Stock to repay and retire the credit facility under the Credit Agreement, including deferred and unpaid interest thereon through December 31, 2001, and for general corporate purposes relating to the business and operations of the Company.

            7.8 NOTICE OF TRANSACTIONS OR LIQUIDATION. The Company shall give at least twenty (20) days' prior written notice to the Purchaser of any merger or consolidation in which the Company's outstanding securities are converted into securities, cash or other property, any sale of all or substantially all of its assets or any liquidation, dissolution or winding up of the Company.

            7.9 REPRESENTATION ON BOARD OF DIRECTORS. The Company shall maintain its Board of Directors in accordance with the terms of its Restated Certificate of Incorporation and the Certificate of Designation. The Company shall maintain a provision in its Bylaws or charter providing for the indemnification of its directors to the fullest extent permitted by the laws of Delaware.

            7.10 VOTING RIGHTS. The Company shall not, without the affirmative consent or approval of the Holders of at least fifty percent ("50%") of the Warrants and Warrant Shares, voting together as a single class of securities:

                 (a) in any manner authorize, issue or sell any shares of (A) Preferred Stock other than as contemplated by this Agreement or (B) Senior Securities (as defined in the Certificate of Designation) or (C) Capital Stock that ranks pari passu with the Preferred Stock with respect to dividends or the distribution of the Company's assets upon a Liquidation;

                 (b) reclassify, cancel or in any manner alter or change the terms, designations, powers, preferences or relative, optional or other special rights, or the qualifications, limitations or restrictions, of the Preferred Stock;

                 (c) amend, repeal, modify or otherwise change any provision of the Certificate of Designation (whether by merger, consolidation or otherwise);

                 (d) amend, repeal or modify any provision of the Company's Certificate of Incorporation or By-laws in a manner that would adversely affect the powers, preferences, privileges or rights of the Preferred Stock or holders of the Preferred Stock;

                 (e) take any action that would result in an increase in the principal amount of the Company's aggregate outstanding indebtedness of Five Million Dollars ($5,000,000) or more, in one or more transactions;

                 (f) redeem, acquire, purchase or repurchase, or agree or undertake to do any of the foregoing with respect to, any Capital Stock of the Company, other than Senior Securities (as defined in the Certificate of Designation) and the Preferred Stock;

                 (g) declare, set aside or pay any dividends or otherwise make any distributions in respect of any Capital Stock of the Company, other than the Preferred Stock and Senior Securities (as defined in the Certificate of Designation);

                 (h) make any material change in the nature of the Company's business as it existed on December 31, 2001;

                 (i) increase the number of directors constituting the Board of Directors to more than six (6) directors;

                 (j) enter into any contract, arrangement or transaction with an affiliate of the Company, other than a direct or indirect wholly-owned subsidiary of the Company; or

                 (k) effect any sale, lease or other disposition of assets (including assets or capital stock of the Company's subsidiaries) with a fair market value in excess of $1,000,000;

            7.11 WARRANT EXERCISE. Upon notice from the Holder of any Warrant of the intent to exercise any or all of the Warrants, the Company shall use its best efforts to promptly take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to obtain any required approval of the FCC and the State Commissions for the lawful exercise of such Warrants as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents. Prior to the exercise of such Warrants, the Company shall cause the Holder to receive from the Company's counsel an opinion, in such form as the Holder shall reasonably require, that all approvals of the FCC and the State Commissions necessary for the lawful exercise of such Warrants have been obtained.

            7.12 FAIRNESS OPINION. The Company shall use commercially reasonable efforts to obtain, on or prior to January 31, 2002, a fairness opinion from an investment banking firm reasonably acceptable to the Board of Directors of the Company to the effect that the transactions contemplated by the Amended Credit Agreement and this Agreement are fair to the Company from a financial point of view (the "Fairness Opinion").

            7.13 LEGAL OPINION. The Company shall use commercially reasonable efforts to obtain, on or prior to January 31, 2002, an opinion from counsel to the Company reasonably acceptable to the Purchaser, in form and substance reasonably satisfactory to the Purchaser, which such opinion shall include, without limitation, opinions regarding: (a) due authorization for the execution, delivery and performance of the Transaction Documents by the Company (and its subsidiaries); (b) the Transaction Documents not conflicting with or contravening any of the Company's (or any of its subsidiaries') Organic Documents, any law, regulation, or any contractual restriction applicable to the Company (or any of its subsidiaries); (c) the enforceability of the Transaction Documents against the Company (or its subsidiaries); (d) the good standing of the Company (and its subsidiaries) in its state of incorporation and any other jurisdiction where the nature of its business requires such qualification; and
(e) the effectiveness of all required licenses, permits and authorization from the FCC, any State Commission or any other regulatory agency held by the Company (or its subsidiaries) (the "Legal Opinion").

            7.14 DISCLOSURE SCHEDULE. The Company shall deliver to the Purchaser the Disclosure Schedule to this Agreement on or prior to January 6, 2001, and shall deliver a compliance certificate certifying as of the date of the delivery of the Disclosure Schedule as to the matters specified in Sections 4.1 and 4.2 of this Agreement.

         8. DEFINITIONS.

            8.1 As used herein, the following terms have the following respective meanings:

                (a) "APPRAISED VALUATION" means, as of any relevant date, the fair market value of a Warrant Share, a share of Common Stock or other security or equity interest (as applicable) as determined by an Independent Appraiser. Such Independent Appraiser will be selected by Holders of a majority of the Warrants and Warrant Shares then outstanding and approved by the Company (which approval may not be unreasonably withheld, delayed or conditioned). Such Independent Appraiser shall use one or more valuation methods that the Independent Appraiser (in its best professional judgment) determines to be most appropriate under the circumstances; provided, THAT such valuation methods shall not give effect to (1) any discount for any lack of liquidity of the Warrants, Warrant Shares and/or such other security, OR (2) the minority status of any holder of Warrants, Warrant Shares or other security, OR (3) the fact that the Company may have no class of equity securities registered under the Securities Act. Such Independent Appraiser, as promptly as is reasonably possible, will prepare and deliver to the Company and to each Holder of a Warrant or Warrant Share a written valuation report indicating (a) the methods of valuation considered or used, AND (b) the value of a Warrant Share or other security, AND
(c) the nature and scope of the examination or investigation upon which the determination of value was made. Unless the valuation report is revised by the Independent Appraiser within 5 Business Days after delivery thereof or unless the Company and Holders otherwise mutually agree, THEN the valuation report shall be deemed final at the end of such 5-Business-Day period. The Company shall pay the fees and expenses associated with the Independent Appraiser.

                (b) "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in Arlington, Virginia are authorized by law to close.

                (c) "CAPITAL STOCK" means the Common Stock, and all other classes of common stock (whether voting or non-voting) and all other forms of capital stock or securities of the Company (preferred or otherwise).

                (d) "CURRENT MARKET PRICE" means, with respect to any share of Common Stock or any other security of the Company at the date herein specified, the following:

                    (i) IF the Company does not then have such securities registered under the Exchange Act, THEN the Current Market Price per share of such security will be the GREATER OF the applicable Exercise Price per Warrant Share then in effect OR the Appraised Valuation per share of such security, OR ALTERNATIVELY

                    (ii) IF the Company does then have such securities registered under the Exchange Act, THEN the Current Market Price per share of such security will be the greater of the Appraised Valuation per share of such security OR the average of the daily market prices of such security for 20 consecutive Business Days during the period commencing 30 Business Days before such date (OR, if the Company has had a class of such securities registered under the Exchange Act for less than 30 consecutive Business Days before such date, THEN the average of the daily market prices for all of the Business Days before such date for which daily market prices are available). The market price for each such Business Day shall be as follows: (A) for a security listed or admitted to trading on any securities exchange, THEN the closing price (regular way) on such day (or if no sale takes place on such day, then the average of the closing bid and asked prices on such day), AND (B) for a security not then listed or admitted to trading on any securities exchange, THEN the last reported sale price on such day (or if no sale takes place on such day, then the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by the Company), AND (C) for a security not then listed or admitted to trading on any securities exchange and as to which no such reported sale price or bid and asked prices are available, THEN the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in Manhattan Borough (New York, NY) customarily published on each business day, designated by the Company (or if there is no bid and asked prices on such day, then the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 30 calendar days prior to the date in question) for which prices have been so reported), AND (D) if there are no bid and asked prices reported during the 30 calendar days prior to the date in question, THEN the Current Market Price per share of the security shall be determined as if the Company did not have a class of such securities registered under the Exchange Act.

                (e) "EQUITY DISPOSITION" means the sale, issuance, transfer or other Equity Disposition of Capital Stock (or securities convertible into, or exchangeable for, Capital Stock or rights to acquire Capital Stock or such securities) to one or more Persons through any transaction or series of related transactions (other than as a result of a Public Offering or other than as a result of a series of acquisitions of unrelated internet service providers or telecommunications companies) IF, after such sale, issuance, transfer or Equity Disposition, (a) more than 50% of the Capital Stock or voting power of the Company is sold, issued or transferred or (b) any "person" other than any stockholder who as of the date hereof (including, without limitation, after taking into account the consummation of the transactions contemplated by this Agreement) is a beneficial owner of more than 30% of the total voting power of the outstanding capital stock of the Company on a Fully-Diluted Basis or an Affiliate of such a stockholder (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act; provided that such person shall be deemed to have "beneficial ownership" of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of the total voting power of the outstanding capital stock of the Company on a Fully-Diluted Basis. For purposes of this definition, any transfer of Capital Stock (or securities convertible into, or exchangeable for, Capital Stock or rights to acquire Capital Stock or such securities) by a shareholder to any member of his or her immediately family or to any trust created by such shareholder for estate planning purposes shall not constitute an "Equity Disposition".

                (f) "EQUITY REDEMPTION" means any purchase, repurchase, acquisition, redemption or retirement of any issued and outstanding shares of Capital Stock (or any rights, options or convertible securities therefor) from any holder by the Company or any Affiliate thereof, except for repurchases to fund employee stock purchase/401(k) or similar plans which plans in the aggregate do not exceed 5% of the outstanding Capital Stock.

                (g) "EXCHANGE DATE" means (X) January 6, 2002 if, on or before such date, the Purchaser has not received the Disclosure Schedule to this Agreement, (Y) January 31, 2002 if on or before such date (i) the Board of Directors of the Company has not received the Fairness Opinion, and (ii) the Purchaser has not received the Legal Opinion, or (Z) June 30, 2002 if, on or before such date, the Company has not obtained all required State Consents, as set forth in SECTION 9.2 of the Disclosure Schedule.

                (h) "FULLY DILUTED BASIS" means, when referring to the computation of a percentage of one or more classes of Capital Stock held by a Person, the percentage that the number of shares of such class or classes of Capital Stock that would be held by such Person after giving effect to the full exercise of any options or warrants, the full conversion of any convertible securities and the full exchange of any exchangeable securities held by such Person, whether or not such warrants, options or convertible or exchangeable securities are then exercisable, convertible or exchangeable, as the case may be, bears to the aggregate number of shares of such class or classes of Capital Stock that would be outstanding after giving effect to the full exercise of all warrants or options, the full conversion of any convertible securities and the full exchange of any exchangeable securities held by all Persons, whether or not such warrants, options or convertible or exchangeable securities are then exercisable.

                (i) "HOLDER" means, individually and collectively, each owner and/or holder of any interest in any Warrant (and corresponding Warrant Certificate) and/or any Warrant Share, and (with respect to each) any successor, assignee, transferee, trustee, estate, heir, executor, administrator, or personal representative thereof. For avoidance of doubt, as of the effective date of this Agreement, the term "Holder" shall include both MCG Finance Corporation and MCG Credit Corporation on a pro rata basis in accordance with their respective interests under the Amended Credit Agreement. At any time when there is more than one Holder as defined hereunder, the Holders as a group shall designate one such Holder to act as administrative agent for the Holders as a group, and as of the effective date of this Agreement, MCG Finance Corporation shall act as such administrative agent.

                (j) "INDEPENDENT APPRAISER" means a Person who (a) is with a nationally recognized investment banking or appraisal firm, AND (b) is qualified in the valuation of businesses, transactions and securities of the general type being analyzed, AND (c) does not have a material direct or material indirect financial interest in the Company or any Holder, other than such Person's receipt of a fee in connection with the subject valuation.

                (k) "LIQUIDATION" means any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

                (l) "NON-SURVIVING TRANSACTION" means EITHER (a) any merger, consolidation or other business combination by the Company with one or more Persons in which the other Person effectively is the survivor OR (b) any sale, transfer, lease or license of all or any material portion of the assets (or the economic benefits thereof) of the Company to one or more other Persons through any transaction or series of related transactions OR (c) a Liquidation.

                (m) "ORGANIC DOCUMENT" means, relative to any entity, its certificate and articles of incorporation, organization or formation, its by-laws or operating agreements, and all equityholder agreements, voting agreements and similar arrangements applicable to any of its authorized shares of capital stock, its partnership interests or its equity interests, and any other arrangements relating to the control or management of any such entity (whether existing as a corporation, a partnership, an LLC or otherwise), and, with respect to the Company includes, without limitation, the Certificate of Designation.

                (n) "PERSON" means an individual, an association, a partnership, a corporation, a trust or an unincorporated organization or any other entity or organization.

                (o) "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar Federal statute, as implemented by the Commission or any court of competent jurisdiction.

                (p) "STATE PUC" means the public utility commission or other regulatory agency of any state in which the Company does business that is vested with jurisdiction over the Company and over State Communications Acts or the provision of communication services within such state.

                (q) "WARRANT" means the irrevocable and unconditional right (subject to the terms hereof) to acquire a fully paid and nonassessable Warrant Share at a purchase price per share equal to an applicable Exercise Price (and any other right or warrant issued upon any exchange or transfer of any such Warrant or any adjustment relating thereto).

                (r) "WARRANT CERTIFICATE" means a certificate (substantially in the form of EXHIBIT D) evidencing one or more Warrants.

                (s) "WARRANT SHARE" means a share of Common Stock or other Capital Stock or property issuable upon exercise of a Warrant in accordance with the terms hereof (until such share is registered by the Company and sold by the Holder thereof to a third party in a public transaction).

         9. MISCELLANEOUS.

            9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Unless otherwise set forth in this Agreement, the warranties and representations of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing until the first (1st) anniversary of the date hereof.

            9.2 WARRANT EXCHANGE. On any Exchange Date, (i) the Warrants issued to the Purchaser at the Closing will be cancelled and, in exchange, the Company will re-issue the Old Warrants previously held by the Purchaser on the same terms and conditions as such Old Warrants were previously issued.

            9.3 COMPLIANCE WITH FCC AND STATE COMMISSION REQUIREMENTS. The Company and the Purchaser each hereby acknowledge its intent that the Investment Instruments comply with all of the laws, regulations and orders of and/or administered by the FCC or any State Commission relating to the Purchaser's ownership, exercise and/or other realization of rights in connection herewith. If at any time the terms and conditions of any such ownership, exercise or other ability to realize upon rights violates, is in conflict with or requires any consent under any such legal requirements, THEN the Company and the Purchaser (or any subsequent holder) will cooperate and negotiate in good faith to amend the underlying documents (or the relevant rights therein) and/or to file and prosecute (or to cause others to file and prosecute) applications for any such consent in order to enable the Company and the Purchaser (or such subsequent holder) to be in compliance in all material respects with such legal requirements.

            9.4 COMPLIANCE WITH PURCHASER'S REGULATORY REQUIREMENTS. The Company and the Purchaser each hereby acknowledge its intent that the Investment Instruments each comply with all of the statutory and regulatory requirements applicable to the Purchaser (or any subsequent holder) relating to its ownership, exercise and/or other realization of rights in connection herewith. If at any time the terms and conditions of any such ownership, exercise or other ability to realize upon rights violates or is in conflict with any such regulatory requirements applicable to the Purchaser (or such subsequent holder), THEN the Company and the Purchaser (or such subsequent holder) will cooperate and negotiate in good faith to amend the underlying documents (or the relevant rights therein) in order to enable the Purchaser (or such subsequent holder) to be in compliance in all material respects with such statutory and regulatory requirements.

            9.5 TRANSFER; SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. This Agreement may not be assigned by the Company without the prior written consent of the Purchaser.

            9.6 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

            9.7 NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed given upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight
(48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party as follows:

                (a) if to the Company, to:

                        BiznessOnline.com, Inc.
                        1720 Route 34
                        P.O. Box 1347
                        Wall, New Jersey  07719
                        Attention:  Mark E. Munro, President
                        Facsimile:  (732) 280-6409

                with a copy to:

                        Duffy & Sweeney, Ltd.
                        One Turks Head Place
                        Suite 1200
                        Providence, RI  02903
                        Attention:  Michael F. Sweeney, Esq.
                        Facsimile:  (401) 455-0701

                or (b) if to the Purchaser:

                        1100 Wilson Boulevard, Suite 800
                        Arlington, VA 22209
                        Attn: Investment Administration & Legal Affairs Division
                        Facsimile: (703) 247-7505

                with a copy to:

                        Dow, Lohnes & Albertson, PLLC
                        1200 New Hampshire Avenue, N.W.
                        Suite 800
                        Washington, D.C.  20036
                        Telephone:  (202) 776-2000
                        Facsimile:  (202) 776-2222
                        Attention:  William S. Dudzinsky, Esq.

            9.8 FINDER'S FEE. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder's fee

(and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

            9.9 EXPENSES. The Company shall pay all reasonable fees and disbursements of the Purchaser (including the legal fees and expenses of both internal and outside counsel to the Purchaser) with respect to this Agreement, the Investment Instruments, the documents referred to herein and the transactions contemplated hereby and thereby, for ongoing compliance and any amendments, modifications or changes thereto, and for enforcement of its rights thereunder. The foregoing payments shall be made at Closing or thereafter upon demand therefor in accordance with instructions provided by the Purchaser.

            9.10 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended with the written consent of the Company and the holders of at least a majority of the shares of Preferred Stock then outstanding. Any amendment or waiver effected in accordance with this Section 9.10 shall be binding upon the Purchaser and each transferee of the Preferred Stock (or the Common Stock issuable upon conversion thereof), each future holder of all such securities and the Company.

            9.11 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

            9.12 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any holder of any of the Preferred Stock, Warrant or any Warrant Shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

            9.13 ENTIRE AGREEMENT. This Agreement, the Disclosure Schedule and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

            9.14 GOVERNING LAW. THE LAWS OF THE COMMONWEALTH OF VIRGINIA SHALL GOVERN THE INTERPRETATION, VALIDITY AND PERFORMANCE OF THE TERMS OF THIS AGREEMENT REGARDLESS OF THE LAW THAT MIGHT BE APPLIED UNDER PRINCIPLES OF CONFLICTS OF LAW, OR, TO THE EXTENT THAT

THE PARTICULAR ISSUE IN CONTROVERSY INVOLVES THE COMPANY'S LEGAL POWER OR AUTHORIZATION IN CONNECTION HEREWITH, MATTERS OF INTERNAL GOVERNANCE OR MATTERS OF CORPORATE LAW, THEN RESOLUTION OF SUCH ISSUE SHALL BE GOVERNED BY THE CORPORATE LAWS OF THE STATE OF DELAWARE.

            9.15 FORUM SELECTION; CONSENT TO JURISDICTION. Any litigation in connection with or in any way related to this Agreement, or any course of conduct, course of dealing, statements (whether verbal or written), actions or inactions of the Purchaser or the Company will be brought and maintained exclusively in the courts of the Commonwealth of Virginia or in the United States District Court for the Eastern District of Virginia; PROVIDED, HOWEVER, that, at the Purchaser's option only, any suit seeking enforcement against the Company may also be brought (at the Purchaser's option) in the courts of any other jurisdiction where any property of the Company may be found or where any Purchaser may otherwise obtain personal jurisdiction over the Company. The Company hereby expressly and irrevocably submits to the jurisdiction of the courts of the Commonwealth of Virginia and of the United States District Court for the Eastern District of Virginia for the purpose of any such litigation as set forth above and irrevocably agrees to be bound by any final and non-appealable judgment rendered thereby in connection with such litigation. The Company further irrevocably consents to the service of process by registered or certified mail, postage prepaid, or by personal service within or outside the Commonwealth of Virginia. The Company hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, THEN the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement.

            9.16 WAIVER OF JURY TRIAL. The Purchaser and the Company each hereby knowingly, voluntarily and intentionally waives any rights it may have to a trial by jury in respect of any litigation (whether as claim, counter-claim, affirmative defense or otherwise) in connection with or in any way related to this Agreement, or any course of conduct, course of dealing, statements (whether verbal or written), actions or inactions of the Purchaser or the Company.

            9.17 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

                            [Signature Page Follows]

         The parties have executed this Agreement as of the date first written above.

                                    COMPANY:

                                    BIZNESSONLINE.COM, INC.


                                    By: /s/ Mark E. Munro
                                        --------------------------------
                                        Name: Mark E. Munro
                                        Title: President


                                    PURCHASER:

                                    MCG CAPITAL CORPORATION


                                    By: /s/ Steven F. Tunney
                                        ------------------------------
                                        Name: Steven F. Tunney
                                        Title: President and Chief
                                               Operating Officer